UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 13, 2007
FOOTHILLS RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31547	98-0339560
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)
4540 California Avenue, Suite 550
Bakersfield, California 93309
(Address of Principal Executive Offices, Including Zip Code)
(661) 716-1320
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On December 13, 2007, Foothills Resources, Inc. (“Foothills”) refinanced the outstanding principal balance under its previous credit facility pursuant to that certain Credit Agreement, dated as of December 13, 2007, by and among Foothills and each of its subsidiaries as borrowers, certain lenders and Wells Fargo Foothill, LLC, as agent (“Credit Facility”).
     The Credit Facility provides for a $50 million revolving credit facility and a $50 million term loan facility. The Credit Facility matures on December 13, 2012, with no scheduled principal payments until April 2010. Borrowings under the term loan facility carry prepayment penalties ranging from 1.0% to 2.0% in the first three years of the Credit Facility. Borrowings under the revolving credit facility may be repaid at anytime without penalty.
     Each of the subsidiaries of Foothills are borrowers under the Facility. All borrowings under the Credit Facility are secured by all of the assets of Foothills and its subsidiaries..
     The Credit Facility contains certain financial covenants pertaining to asset coverage, interest coverage, and leverage ratios. Additionally, the Credit Facility has restrictions on the operations of Foothills’ business, including restrictions on payment of dividends. The lenders under the Credit Facility may accelerate Foothills’ obligations under the Credit Facility if Foothills fails to make payments as required by the Credit Facility, if Foothills fails to maintain the financial covenants summarized above, or if other standard events of default occur.
     In connection with the Credit Facility, the lender under the term loan facility was issued a ten year warrant to purchase 2,580,159 shares of Foothills’ common stock, $0.001 par value per share, at an exercise price of $0.01 per share.
     A copy of the Credit Facility, the warrant issued and the press release announcing entry into the Credit Facility are attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1, and 99.1, respectively and are incorporated herein by reference.
ITEM 1.02 Termination of a Material Definitive Agreement.
     On December 13, 2007, Foothills terminated the Credit and Guaranty Agreement, dated as of September 8, 2006, among Foothills, certain subsidiaries of Foothills, various lenders and J. Aron & Company. Under the Credit and Guaranty Agreement, Foothills borrowed $42.5 million to finance a portion of the costs of acquiring certain oil and gas properties from TARH E&P Holdings, L.P. Prior to terminating the Credit and Guaranty Agreement, Foothills used the proceeds from the Credit Facility to retire the outstanding indebtedness. The material terms of the Credit Facility are set forth in Item 1.01 above, and are incorporated herein by reference. Foothills terminated the Credit and Guaranty Agreement to replace it with the Credit Facility.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 13, 2007, Foothills refinanced the outstanding principal balance under its previous credit facility pursuant to the Credit Facility. The material terms of the Credit Facility are set forth in Item 1.01 above, and are incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities.
     On December 13, 2007, Foothills issued a warrant to purchase 2,580,159 shares of its common stock, $0.001 par value per share, in connection with the entry into the Credit Facility. The warrant was issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The basis for relying on this exemption is that the warrant was issued in a privately negotiated transaction with one accredited investor that did not involve a general solicitation. The material terms of the issuance of the warrant are set forth in Item 1.01 above, and are incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description

Exhibit 4.1	Warrant to Purchase Common Stock, issued December 13, 2007, to Regiment Capital Special Situations Fund III, L.P.

Exhibit 10.1	Credit Agreement, dated as of December 13, 2007, by and among Foothills and each of its subsidiaries as borrowers, various lenders and Wells Fargo Foothill, LLC, as agent.

Exhibit 10.2	Security Agreement, dated as of December 13, 2007, by and among Foothills and each of its subsidiaries and Wells Fargo Foothill, LLC.

Exhibit 99.1	Press Release issued by Foothills Resources, Inc., dated December 13, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOTHILLS RESOURCES, INC.

Date: December 13, 2007	/s/ W. Kirk Bosché

Name: W. Kirk Bosché
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 4.1	Warrant to Purchase Common Stock, issued December 13, 2007, to Regiment Capital Special Situations Fund III, L.P.

Exhibit 10.1	Credit Agreement, dated as of December 13, 2007, by and among Foothills and each of its subsidiaries as borrowers, various lenders and Wells Fargo Foothill, LLC, as agent.

Exhibit 10.2	Security Agreement, dated as of December 13, 2007, by and among Foothills and each of its subsidiaries and Wells Fargo Foothill, LLC.

Exhibit 99.1	Press Release issued by Foothills Resources, Inc., dated December 13, 2007.